UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2025 (July 1, 2025)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	90-1559541
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2025, on May 29, 2025, CFN Enterprises Inc. (the “Company”), entered into a Securities Purchase Agreement with J Street Capital Partners, LLC, a Florida limited liability company (“J Street”), and the owner of all of the equity interests of J Street (the “Seller”), whereby the Company will acquire 100% of J Street from the Seller. J Street is an importer and wholesaler of wines and alcoholic beverages which currently distributes its products to Nevada, New York, New Jersey, Florida and California and its customers include bars, restaurants, casinos and hotels. The acquisition of J Street closed on July 1, 2025 and in connection with the acquisition, the Company issued 1.5 million shares of Company common stock to the Seller, pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02. Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K with respect to the shares of common stock issued to the Seller is incorporated by reference in this Item 3.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2024, the Company commenced a written consent solicitation from its stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the range from 1-for-2 to 1-for-50, with the exact ratio to be determined in the sole discretion of the Company’s Board of Directors (the “Board”) no later than one year after approval (the “Amendment”). The Board considered the potential benefits of effecting a reverse split of the Common Stock for the purpose of uplisting to Nasdaq in the future, including to satisfy the Nasdaq minimum bid price requirement for listing. A reverse stock split is one of the steps the Board has pursued towards an uplisting to Nasdaq. As of July 5, 2024, the Company’s stockholders had approved the Amendment and the Company ended the written consent solicitation.

On May 10, 2025, the Board resolved to effect a reverse split of the Company’s Common Stock in the ratio of 1-for-10.  On July 11, 2025, following the completion of regulatory requirements to effect the reverse split, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware pursuant to which Article Fourth of the Company’s Certificate of Incorporation was amended to effect a reverse split such that every issued and outstanding share of Common Stock (the “Old Common Stock”) immediately prior to the effective time of 5:00 p.m. Eastern time on July 11, 2025 (the “Reverse Stock Effective Time”) will be automatically reclassified and converted into one-tenth of a share of Common Stock (the “New Common Stock”) (the “Reverse Stock Split”).

No cash will be paid or distributed as a result of the Reverse Stock Split, and no fractional shares will be issued. All fractional shares which would otherwise be required to be issued as a result of the Reverse Stock Split will be rounded up to a whole share. Any stock certificate that, immediately prior to the Reverse Stock Split Effective Time, represented shares of the Old Common Stock, shall from and after the Reverse Stock Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to the Reverse Stock Split. Outstanding convertible securities of the Company will be adjusted in accordance with their terms to reflect the Reverse Stock Split.

The New Common Stock will be quoted on the OTCQB commencing on July 14, 2025 and will continue to be quoted under the symbol CNFN. A new CUSIP number (12529C 308) has been issued for the New Common Stock. No change in the Company’s 500,000,000 authorized shares of Common Stock or the $0.001 per share par value of the Common Stock has occurred as a result of the Reverse Stock Split.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01. Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated July 11, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: July 11, 2025